POWER OF ATTORNEY


                   WITH RESPECT TO THE ALLSTATE LIFE INSURANCE COMPANY
                                   OF NEW YORK
                                AND THE FORM 10-Q




Know all men by these presents that Samuel H. Pilch whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, his attorneys-in-fact, with power of substitution, and him in any and all capacities, to sign any reports and amendments thereto for the Form 10-Q for Allstate Life Insurance Company of New York and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


August 1, 1999
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Date


/s/ SAMUEL H. PILCH
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Samuel H. Pilch